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                                                                    EXHIBIT 23.5



The Board of Directors
Ryder TRS, Inc.:

We consent to the use of our reports dated September 23, 1996 and December 20, 1996 included herein and to the reference to our firm under the heading "Experts" in the prospectus. This consent should not be regarded as in any way updating the aforementioned report or representing that we performed any procedures subsequent to the dates of such reports.



/s/ KPMG PEAT MARWICK LLP
Miami, Florida
April 7, 1998